Exhibit 10.1.4
AMENDMENT TO THE CONSOLIDATED EDISON THRIFT SAVINGS PLAN

Exhibit 10.1.4

Whereas, the Board of Directors and the Board of Trustees have the authority to amend in whole or in part any or all of the provisions of the Consolidated Edison Thrift Savings Plan (the "Thrift Savings Plan"); and
Whereas, pursuant Section 10.02 Authority of the Plan Administrator, the Vice President - Human Resources (an "Authorized Officer") is authorized to execute the specified amendments to the Thrift Savings Plan in such form as the Authorized Officer may approve, her execution to be evidence conclusively of her approval thereof.
Now, therefore, the Thrift Savings Plan is amended as set forth below:

Exhibit 10.1.4
Amendment Number 35

The Title Page to the Thrift Savings Plan is amended by adding at the end of the Amendment List the following:
•Amended, effective March 1, 2023, to remove CEB as an Affiliated Participating Employer.
•Amended, effective March 1, 2023, to fully vest the Account Balances of CEB Participants employed on the date of the sale of CEB to RWE Renewables Americas, LLC.
Amendment Number 36

The Introduction is amended, to add to the end of that Section:
Effective March 1, 2023, the Thrift Savings Plan was amended to reflect that CEB will no longer be an Affiliated Participating Employer. Also effective March 1, 2023, as a result of the sale of CEB to RWE Renewables Americas, LLC, each person employed by CEB with an Account Balance as of the date of the Closing of the sale, became 100% vested in such account.
Amendment Number 37

Article I, Definitions, Section 1.16, CEB, is amended effective March 1, 2023, by adding the following sentence:
Effective March 1, 2023, CEB was terminated as an Affiliated Participating Employer and all references in the Thrift Savings Plan to CEB or CEB Participants shall be interpreted in a manner consistent with the termination of CEB as an Affiliated Participating Employer.
Amendment Number 38

Article VI, Vesting, Section 6.03, Special Vesting Rules, shall be amended by adding a subsection (e) as follows:
(e)    Each person employed by CEB on February 28, 2023 was 100% vested as of March 1, 2023, the date of the Closing of the sale of CEB to RWE Renewables Americas, LLC, in his or her Account Balance.

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Exhibit 10.1.4

Amendment Number 39

Appendix A, Affiliated Participating Employers, is amended by adding March 1, 2023, as the "Effective Date of Termination as Participating Employer" with respect to the Con Edison Clean Energy Businesses, Inc.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this 27th day of February 2023.

/s/ Nicole Leon
Nicole Leon
Vice President of Human Resources of Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Thrift Savings Plan

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